Exhibit 99.1

FOR IMMEDIATE RELEASE	February 11, 2011
Offices
Headquarters
Springfield, VA
Inside the U.S.
Sacramento, CA
Denver, CO
Louisville, KY
Baltimore, MD
Columbia, MD
Gaithersburg, MD
Germantown, MD
Charleston, SC
San Antonio, TX
Dugway, UT
Richmond, VA
Tidewater, VA
Outside the U.S.
Kabul, Afghanistan
Milton Keynes, UK
Baghdad, Iraq
Abu Dhabi, UAE
Manila, PH
Versar Announces Management Change
Springfield, Virginia, February 11, 2011 — Versar, Inc (NYSE Amex: VSR) announced that effective immediately, Lawrence W. Sinnott, Versar’s Chief Financial Officer, Executive Vice President and Treasurer has resigned from the Company to pursue other opportunities. Versar has initiated a search for a new CFO and Tony Otten, Versar’s Chief Executive Officer will oversee the Company’s financial operations until a new CFO is hired. Versar will release its second quarter 2011 Form 10-Q on February 14, 2011 and financial results press release before the market opens on February 15, 2011.
Tony Otten, CEO of Versar, Inc., said “I’d like to thank Larry for his significant contribution to Versar’s success these past years and wish him well in his future endeavors.”
VERSAR, INC., headquartered in Springfield, VA, is a publicly held global project management company providing sustainable solutions to government and commercial clients in construction management, environmental services, munitions response, telecommunications and energy. VERSAR operates a number of web sites, including the corporate Web sites, www.versar.com, www.homelanddefense.com, www.geomet.com; www.viap.com; www.dtaps.com; www.adventenv.com, and www.ppsgb.com.
This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 25, 2010, as updated from time to time in the Company’s periodic filings. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:	Michael J. Abram (703) 642-6706 Senior Vice President Email : mabram@versar.com
For more information, please contact Investor Relations at:

6850 Versar Center	Springfield, VA 22151	703.750.3000	Fax: 703.642.6842	www.versar.com